Exhibit 3
JOINT FILING AGREEMENT
     WHEREAS, this will confirm the agreement by and between the undersigned (collectively, the “Reporting Persons”) that Schedule 13D filed on or about this date, and any further amendments thereto, pursuant to Regulation 13D-G under the Securities Exchange Act of 1934, as amended, is being filed on behalf of each of the undersigned in accordance with Rule 13d-1(k)(1); and
     WHEREAS, the Reporting Persons prefer to make joint filings on behalf of all Reporting Persons rather than individual filings on behalf of each of the Reporting Persons;
     NOW, THEREFORE, the undersigned hereby agree as follows with each of the other Reporting Persons:
     1. Each of the Reporting Persons is individually eligible to make joint filings.
     2. Each of the Reporting Persons is responsible for timely making joint filings and any amendments thereto.
     3. Each of the Reporting Persons is responsible for the completeness and accuracy of the information concerning such person contained in joint filings.
     4. None of the Reporting Persons is responsible for the completeness or accuracy of the information concerning the other Reporting Persons contained in joint filings, unless such person knows or has reason to believe that such information is inaccurate.
     5. The undersigned agree that each joint filing made on or after the date hereof will be, and any amendment thereto will be, made on behalf of each of the Reporting Persons.
[Signature Page Follows]

Dated: November 6, 2008	ABENGOA, S.A.

	By: Name:	/s/ Miguel Angel Jiménez- Velasco Mazarío Miguel Angel Jiménez- Velasco Mazarío
	Title:	Attorney

TELVENT CORPORATION S.L.

Dated: November 6, 2008	By: Name:	/s/ José Ignacio del Barrio Gómez José Ignacio del Barrio Gómez
	Title:	Joint Director

Dated: November 6, 2008	By: Name:	/s/ Manuel Sánchez Manuel Sánchez
	Title:	Joint Director

SIEMA AG

Dated: November 6, 2008	By: Name:	/s/ José Ignacio del Barrio Gómez José Ignacio del Barrio Gómez
	Title:	Director

Dated: November 6, 2008	By: Name:	/s/ Manuel Sánchez Manuel Sánchez
	Title:	Director
[Joint Filing Agreement Signature Page]